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                                                                    EXHIBIT 99.2

                          CONSENT OF DIRECTOR-NOMINEE

     The undersigned hereby consents to being named as a director-nominee in the Registration Statement on Form S-1 of Hypercom Corporation (the "Company") to be filed with the Securities and Exchange Commission and if elected agrees to serve as a director of the Company effective upon the closing of the initial public offering of the Company's Common Stock.

Dated: 8-24-97                  By: /s/ William E. Fisher
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                                Name: William E. Fisher